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                                  Exhibit 10.7


                         FORM OF EMPLOYMENT AGREEMENT


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                                                                  EXECUTION COPY



                              NEUBERGER BERMAN, LLC

                                                                 August __, 1999

                              EMPLOYMENT AGREEMENT
                              --------------------

           We are pleased that you will be continuing your employment as a Principal of Neuberger Berman, LLC, a Delaware limited liability company ("NB LLC"), or one or more of its subsidiaries or affiliates (collectively with NB LLC, and its and their predecessors and successors, the "FIRM"), and are writing to set forth the terms and conditions of such employment. This Agreement shall become effective upon the consummation of the initial public offering of the common stock of NB LLC. Certain capitalized terms are defined in Section 2 hereof.

           1.   EMPLOYMENT

           You will be employed by NB LLC, or one or more of its subsidiaries or affiliates, subject to the terms and conditions of this Agreement for the period commencing on the date hereof and ending on December 31, 2000 (the "INITIAL EMPLOYMENT PERIOD"). After the Initial Employment Period (unless otherwise agreed by you and the Firm in writing), there will be no set term of employment. You or the Firm may terminate your employment at any time during or after the Initial Employment Period for any reason, or for no reason, by giving not less than ninety (90) days' prior written notice of termination; PROVIDED, however, that the Firm may elect to place you on paid leave for all or any part of such 90-day period; and PROVIDED, FURTHER, that no advance notice need be given by the Firm to you in connection with a termination of your employment for Cause or on account of Extended Absence.

           During the Employment Period: (I) you will have such duties and responsibilities as the Firm may from time to time determine; (II) you will devote your entire working time, labor, skill and energies to the business and affairs of the Firm; and (III) you will be paid the base salary and bonus set forth on Schedule A hereto.

           2.   CERTAIN DEFINITIONS

           As used herein, the following terms have the following meanings:

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           "Cause" has the meaning given in the Stockholders Agreement, dated as of the date hereof, among Neuberger Berman Inc., a Delaware corporation ("NB INC."), and the individuals listed therein, as in effect from time to time.

           "Date of Termination" means (I) if your employment is terminated by the Firm for Cause or on account of Extended Absence, the date of the Firm's delivery of written notice of termination, (II) if your employment is terminated by the Firm other than for Cause or on account of Extended Absence, the date that is ninety (90) days after the Firm's delivery of written notice of termination, or (III) if your employment is terminated by you, the date that is ninety (90) days after your delivery of written notice of termination, or such earlier date as may be determined by the Firm in its sole discretion.

           "Employment Period" means the period commencing on the date hereof and ending on your Date of Termination, and includes the Initial Employment Period.

           "Extended Absence" means your absence from employment for at least 180 days in any 12-month period as a result of your incapacity due to mental or physical illness, as determined by the Firm.

           "Noncompetition Agreement" means the Non-Competition Agreement, dated as of the date hereof, between NB Inc. and the Principals listed therein, as in effect from time to time.

           3.   DISPUTE RESOLUTION

           Any dispute, controversy or claim between you and the Firm, arising out of or relating to or concerning the provisions of this Agreement, your employment with the Firm or otherwise concerning any rights, obligations or other aspects of your employment relationship in respect of the Firm, shall be finally resolved in accordance with the provisions of Sections 3.4, 3.8, 3.9 and
3.10 of the Noncompetition Agreement. Without limiting the foregoing, you acknowledge that a violation on your part of this Agreement would cause irreparable damage to the Firm. Accordingly, you agree that the Firm will be entitled to injunctive relief for any actual or threatened violation of this Agreement in addition to any other remedies it may have.

           4.   GOVERNING LAW


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           THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

           5.   MISCELLANEOUS

           This Agreement shall not supersede any other agreement, written or oral, pertaining to the matters covered herein, except to the extent of any inconsistency between this Agreement and any prior agreement, in which case this Agreement shall prevail. Notices hereunder shall be delivered to the Firm at its principal executive office directed to the attention of NB LLC's General Counsel, and to you at your last address appearing in the Firm's employment records.

           You may not, directly or indirectly (including by operation of law), assign your rights or obligations hereunder without the prior written consent of NB LLC or its successors, and any such assignment by you in violation of this Agreement shall be void. This Agreement shall be binding upon your permitted successors and assigns. Without impairing your obligations hereunder, NB LLC may at any time and from time to time assign its rights and obligations hereunder to any of its subsidiaries or affiliates (and have such rights and obligations reassigned to it or to any other subsidiary or affiliate). This Agreement shall inure to the benefit of and be binding upon the Firm and its assigns. This Agreement may not be amended or modified other than by a written agreement executed by you and NB LLC or its successors, nor may any provision hereof be waived other than by a writing executed by you or NB LLC or its successors; PROVIDED that any waiver, amendment or modification of any of the provisions of this Agreement shall not be effective against the Firm without the written consent of NB LLC or such individual's designee.

           If any provision of this Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby. Except as expressly provided herein, this Agreement shall not confer on any person other than you and the Firm any rights or remedies hereunder. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.


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           If the foregoing is in accordance with your understanding, kindly confirm your acceptance and agreement by signing and returning the enclosed duplicate of this letter which will thereupon constitute an agreement between you and NB LLC, on its behalf and on behalf of its subsidiaries and affiliates.


                                           Very truly yours,

                                           NEUBERGER BERMAN, LLC
                                           (on its behalf, and on behalf of its
                                           subsidiaries and affiliates)


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

Agreed to and accepted as of
the date of this letter



By:
    -------------------------------
    Name:



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                                                                      SCHEDULE A


If the Principal is an employee of the Private Asset Management business, the Principal shall be entitled to receive compensation in an amount determined as follows:

           (a) The Firm shall periodically allocate to the investment group of which the Principal is a member (the "PAM GROUP") 22% of all commissions and investment advisory fees generated by such PAM Group.

           (b) The amount so allocated shall be paid as compensation to the members of such PAM Group (including the Principal) in such proportion as may be determined by the Principals who are members of such PAM Group or, in the event of a dispute among such Principals, in such proportion as may be determined by the Executive Committee of NB LLC in its sole discretion.

If the Principal is not an employee of the Private Asset Management business, the Principal will receive an amount of compensation, as separately communicated to the Principal based upon the recommendation of an outside consultant and approved by the Executive Committee.